UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

300 Smith Street, Farmingdale, New York 11735
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On January 25, 2006, the P&F Industries, Inc. (the “Company”) terminated its Executive Incentive Bonus Plan (the “Executive Incentive Bonus Plan”), subject to the payment of awards for fiscal 2005 which have not yet been determined. The Executive Incentive Bonus Plan previously was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

The Executive Incentive Bonus Plan was terminated because the benefit provided thereunder is intended to be superseded by the benefit under a new bonus plan which the Company intends to submit to stockholders for approval at the Company’s next annual meeting.

The Executive Incentive Bonus Plan provided for the payment of a cash bonus to the Company’s Chief Executive Officer, Vice President of Finance and other selected key executives based upon a percentage of the Company’s pre-tax profits and determined through a formula and other conditions as set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: January 31, 2006	/s/	Joseph A. Molino, Jr.
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer